Exhibit 99.2

Twelve Seas Investment Company III Completes $172,500,000 Initial Public Offering

Los Angeles, California, December 15, 2025 (BUSINESSWIRE) – Twelve Seas Investment Company III(NASDAQ:TWLVU) (the “Company”) today announced the closing of its initial public offering of 17,250,000 units, including 2,250,000 units sold pursuant to the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $172,500,000. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $172,500,000 was placed in the Company’s trust account for the benefit of the Company’s public shareholders.

The Company’s units began trading on the Nasdaq Global Market (“NASDAQ”) on December 12, 2025, under the ticker symbol “TWLVU.” Each unit consists of one Class A ordinary share of the Company and one right to receive one tenth (1/10) of a Class A ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the Class A ordinary shares and rights are expected to be listed on NASDAQ under the symbols “TWLV” and “TWLVR,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination target in any industry or geographical location. It intends to focus its search on global companies located outside the United States, with an emphasis on established profitable enterprises in oil and gas and other sectors which it believes are proven. The Company will also consider prospective targets located in the United States, but which are owned by non-U.S. shareholders, including sovereign wealth funds, family offices, international entrepreneurs or global industrial conglomerates. The Company’s management team is led by Dimitri Elkin, its Chief Executive Officer and a director, and Jonathan Morris, its Chief Financial Officer. Julian Vickers, Bob Foresman, Greg Nelson and Olga Klimova are independent directors.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, acted as the sole book-running manager for the offering. Ellenoff Grossman & Schole LLP, and Ogier (Cayman) LLP, served as legal counsel to the Company, and Greenberg Traurig, LLP served as legal counsel to the underwriters.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on December 11, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus, copies of which may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com. Copies of the registration statement can be accessed for free through the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Twelve Seas Investment Company III

Dimitri Elkin

Delkin @twelveseascapital.com